UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 23, 2009, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) elected Alfred F. Kelly, Jr. as a director of the Company, effective immediately. Mr. Kelly was also appointed to serve on the Audit, Compensation, and Finance and Risk Policy Committees of the Board, effective immediately. A copy of the press release issued by the Company on June 23, 2009 announcing Mr. Kelly’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Mr. Kelly will participate in the non-management director compensation arrangements described in the Company’s 2009 proxy statement. Under the terms of those arrangements, he will receive an annual retainer of $225,000 per year, 50% of which will be paid in shares of the Company’s common stock and 50% of which will be paid in cash. Each annual retainer covers the period of Board service commencing at the Company’s annual shareholders meeting and ending at its next annual shareholders meeting. For the period beginning at his election to the Board on June 23, 2009 and ending at the 2010 annual shareholders meeting, Mr. Kelly will receive a prorated retainer fee to reflect such period of service.
Mr. Kelly is the president of American Express Company (“American Express”). The Company or its affiliates hold debt securities issued by American Express or its affiliates in a principal amount of approximately $120 million, and approximately 992,000 shares of American Express common stock (of which approximately 986,000 shares are held in one or more separate accounts), which were acquired in the ordinary course of business. In addition, certain of the Company’s insurance subsidiaries have provided annuities, group and other insurance policies, and employee benefit programs to American Express and/or its affiliates. Affiliates of the Company also maintain corporate charge card accounts with American Express, through which employees charge various expenses, on ordinary and customary terms.
Item 9.01 Financial Statements And Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1 Press release of MetLife, Inc., dated June 23, 2009, announcing that Alfred F. Kelly, Jr. was named to the Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President

Date: June 29, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
99.1	Press release of MetLife, Inc., dated June 23, 2009, announcing that Alfred F. Kelly, Jr. was named to the Board.